Exhibit 32.1

WRITTEN STATEMENT

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, Jeffrey J. Raymond, the President of Hyperion Energy, Inc., and Stephen DelVecchia, Chief Financial Officer of Hyperion Energy, Inc. (the “Company”), pursuant to 18 U.S.C.  Section 1350, hereby certify that, to the best of their knowledge:

(i)
the Report on Form 10-Q of the Company for the quarter ended September 30, 2009 (the“Report”) fully complies with the requirements of Section 13(a) or 15(d) , as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 13, 2009	By:	/s/ Jeffrey J. Raymond

Name: Jeffrey J. Raymond
Title: President

Date:	November 13, 2009	By:	/s/ Stephen DelVecchia

Name: Stephen DelVecchia
Title: Chief Financial Officer

The foregoing certification accompanies the Report on Form 10-Q pursuant to 18 U.S.C Section 1350.  It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.